EXHIBIT 1

DECLARATION OF CONSENT TO JOINT FILING BY SANOFI-AVENTIS, AVENTIS PHARMACEUTICALS INC, AVENTIS HOLDINGS INC AND AVENTIS INC.

WHEREAS, in accordance with Rule 13d-1(k) under the Securities and Exchange Act of 1934 (the “Act”), only one joint statement and any amendments thereto need to be filed whenever one or more persons are required to file such a statement or any amendments thereto pursuant to Section 13(d) of the Act with respect to the same securities, provided that said persons agree in writing that such statement or amendments thereto is filed on behalf of each of them;

NOW, THEREFORE, the parties hereto agree as follows:

Sanofi-aventis, Aventis Pharmaceuticals Inc, Aventis Holdings Inc and Aventis Inc. hereby agree, in accordance with Rule 13d-1(k) under the Act, to file a statement on Schedule 13G relating to their ownership of the Common Stock of the Issuer and do hereby further agree that said statement shall be filed on behalf of each of them.

SANOFI-AVENTIS .

Date: February 8, 2005	By:	/s/ Jean-Claude LEROY
Jean-Claude LEROY
Chief Financial Officer

AVENTIS PHARMACEUTICALS
INC.

Date: February 8, 2005	By:	/s/ John M. SPINNATO
John M. SPINNATO
Vice President and General Counsel
- Pharmaceutical Operations

AVENTIS HOLDINGS INC.

Date: February 8, 2005	By:	/s/ Joseph M. PALLADINO
Joseph M. PALLADINO
President

AVENTIS INC.

Date: February 8, 2005	By:	/s/ Joseph HAGGERTY
Joseph HAGGERTY
Vice President and General Counsel